Exhibit 99.2
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com
PRESS RELEASE
ARCH CAPITAL GROUP LTD. ANNOUNCES PRICING OF CASH TENDER OFFERS TO PURCHASE UP TO A CAPPED AMOUNT OF CERTAIN OF ITS SUBSIDIARIES’ DEBT SECURITIES
PEMBROKE, BERMUDA — June 16, 2026 — Arch Capital Group Ltd. (NASDAQ: ACGL) (“Arch” or the “Company”) today announced the total consideration payable for the previously announced cash tender offers (the “Tender Offers”) by its wholly-owned subsidiaries, (x) Arch Capital Group (U.S.) Inc. (the “2043 Notes Offeror”) of its outstanding 5.144% Senior Notes due 2043 (the “2043 Notes”) and (y) Arch Capital Finance LLC (the “2046 Notes Offeror” and, together with the 2043 Notes Offeror, the “Offerors”) of its outstanding 5.031% Senior Notes due 2046 (the “2046 Notes” and together with the 2043 Notes, collectively, the “Notes” and each a “Series” of Notes), for an aggregate principal amount of up to $417,851,000 (the “Maximum Amount”) in the order of priority shown in the table below. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase, dated June 2, 2026 (the “Offer to Purchase”).
The table below sets forth, among other things, the aggregate principal amount of the Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on June 15, 2026 (such date and time, the “Early Tender Deadline”) and expected to be accepted for purchase in each Tender Offer, the approximate proration factor for the Notes and the Total Consideration for the Notes, as calculated by the Dealer Managers at 10:00 a.m., New York City time, June 16, 2026 (such date and time, as the same may be extended, the “Price Determination Date”).

Title of Security	CUSIP / ISIN(1)	Original Issuer	Aggregate Principal Amount Outstanding	Acceptance Priority Level(2)	Reference U.S. Treasury Security	Bloomberg Reference Page(3)	Early Tender Premium(4)	Fixed Spread (bps)(5)	Reference Yield	Principal Amount Tendered at Early Tender Deadline	Principal Amount Expected to be Accepted	Approximate Proration Factor	Total Consideration(5)(6)
5.144% Senior Notes due 2043	03938JAA7 / US03938JAA79	Arch Capital Group (U.S.) Inc.	$500,000,000	1	5.00% U.S. Treasury due May 15 2046	FIT1	$50	+55 bps	4.954%	$218,712,000	$218,712,000	N/A	$960.00
5.031% Senior Notes due 2046	03939CAB9 / US03939CAB90	Arch Capital Finance LLC	$450,000,000	2	5.00% U.S. Treasury due May 15 2046	FIT1	$50	+55 bps	4.954%	$199,139,000	$199,139,000	N/A	$942.30
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(1)No representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers listed in this press release, the Offer to Purchase or printed on the Notes. They are provided solely for convenience.
(2)The Maximum Amount of Notes that may be purchased in the Tender Offers is the aggregate amount of Notes that will not result in the Aggregate Purchase Price for Notes validly tendered and accepted for purchase pursuant to the Tender Offers exceeding the Maximum Amount. The Offerors reserve the right, in their sole discretion, subject to applicable law, to further increase or decrease the Maximum Amount, but there can be no assurance that the Offerors will do so. Notes accepted for purchase on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth herein (with “1” being the highest Acceptance Priority Level and “2” being the lowest Acceptance Priority Level). The Offerors will only accept for purchase Notes up to an aggregate principal amount that will not result in the Aggregate Purchase Price to exceed the Maximum Amount.
(3)The Bloomberg Reference Page is provided for convenience only.
(4)Per $1,000 principal amount of Notes validly tendered prior to or at the Early Tender Deadline and expected to be accepted for purchase.
(5)Includes the Early Tender Premium of $50 per $1,000 principal amount of Notes for each Series (the “Early Tender Premium”) as set forth in the Offer to Purchase, which will be paid in addition to the Total Tender Offer Consideration or Late Tender Offer Consideration, as applicable.
(6)The Total Consideration for the Notes validly tendered prior to or at the Early Tender Deadline and expected to be accepted for purchase is calculated using the Fixed Spread and is inclusive of the Early Tender Premium. The Total Consideration for the Notes does not include the accrued and unpaid interest, which will be payable in addition to the Total Consideration.

The Tender Offers are subject to the satisfaction of certain conditions as set forth in the Offer to Purchase; as of the date hereof, the Financing Condition described in the Offer to Purchase has been satisfied. Subject to applicable law, the Offerors may waive any and all of these conditions or extend, terminate or withdraw the Tender Offers with respect to one or more Series of Notes or further increase or decrease the Maximum Amount, including on or after the Price Determination Date. The Tender Offers are not conditioned upon any minimum amount of Notes being tendered.
Withdrawal rights for the Notes expired on the Early Tender Deadline. The Company expects to make payment on June 18, 2026 (the “Early Settlement Date”) for Notes that were validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase. The Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on July 1, 2026, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as it may be extended, the “Expiration Date”). Because the Notes validly tendered and not validly withdrawn prior to or at the Early Tender Deadline have an aggregate principal amount that is equal to the Maximum Amount, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Deadline.
The Total Consideration listed in the table above will be paid per $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offers on the Early Settlement Date. Only holders of Notes who validly tendered and did not validly withdraw their Notes prior to or at the Early Tender Deadline are eligible to receive the Total Consideration for Notes accepted for purchase. Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the Early Settlement Date.
From time to time, the Offerors, the Company or any of their respective affiliates may purchase additional Notes in the open market, in privately negotiated transactions, through tender offers or otherwise, or may redeem Notes pursuant to the terms of the applicable indenture governing a Series of Notes. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Tender Offers. Any future purchases by the Offerors, the Company or any of their respective affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Offerors, the Company or any of their respective affiliates may choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Notes that remain outstanding after the consummation or termination of the Tender Offer.
Notwithstanding any other provision of the Tender Offers, the Offerors will not be obligated to accept for purchase, and pay for, validly tendered Notes of any Series pursuant to the Tender Offers if the conditions set forth in the Offer to Purchase have not been satisfied, or waived by the Offeror, with respect to such Series of Notes.
Wells Fargo Securities, LLC and BofA Securities, Inc. are serving as Dealer Managers for the Tender Offers. Global Bondholder Services Corporation is the Tender and Information Agent. Persons with questions regarding the Tender Offers should contact Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or at (704) 410-4820 (collect) or BofA Securities, Inc. at (888) 292-0070 (toll-free) or at (980) 388-0539 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to Global Bondholder Services Corporation at 212-430-3774 (banks and brokers) or 855-654-2015 (toll-free), in writing at 65 Broadway – Suite 404, New York, New York 10066 or by email at contact@gbsc-usa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Offerors, Company, their respective board of directors or managers, the Dealer Managers, the Tender and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers, and none of the Offerors, the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Arch Capital Group Ltd.
Arch Capital Group Ltd. (Nasdaq: ACGL) is a publicly listed Bermuda exempted company with approximately $26.9 billion in capital at March 31, 2026. Arch, which is part of the S&P 500 Index, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including the effect of contagious diseases on our business; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; statutory or regulatory developments, including as to tax matters and insurance and other regulatory matters; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; an incident, disruption in operations or other cyber event caused by cyber attacks, the use of artificial intelligence technologies or other technology on the Company’s systems or those of the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and the other matters set forth under ITEM 1A “Risk Factors”, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of our 2025 10-K, as well as the other factors set forth in our other documents on file with the SEC, and management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Source:	Arch Capital Group Ltd.
arch-corporate

Media Contact:	Greg Hare — ghare@archgroup.com
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